UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2005
ENCORE ACQUISITION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-16295	75-2759650
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 877-9955
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 8.01 OTHER EVENTS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
Underwiting Agreement
Opinion of Baker Botts LLP
Second Amendment to Credit Agreement
Statement of Eligibility and Qualification
Press Release

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
          On November 14, 2005, Encore Acquisition Company (the “Company”) amended its Credit Agreement dated as of August 19, 2004, as amended (the “Credit Agreement”), with Bank of America, N.A., as administrative agent and L/C issuer, Fortis Capital Corp. and Wachovia Bank, N.A., as co-syndication agents, BNP Paribas and Citibank, N.A., as co-documentation agents, and other lenders. The amendment to the Credit Agreement permits the issuance of the senior subordinated notes as described in Item 8.01 below and increases the letter of credit sublimit from 15% to 25%. Upon the issuance of the senior subordinated notes, the Company’s borrowing base will decrease from $450 million to $400 million.
          The Company will use the net proceeds of the offering described in Item 8.01 below to repay indebtedness outstanding under the Credit Agreement, approximately 10% of which will be paid to Citibank, N.A., an affiliate of the underwriter of the offering. In addition, the lenders under the Credit Agreement and their affiliates or predecessors have in the past performed, and may in the future from time to time perform, investment banking, advisory, general financial and commercial services for the Company and its subsidiaries for which they have in the past received, and may in the future receive, customary fees and reimbursement of expenses.
          A copy of the amendment to the Credit Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference.
ITEM 8.01 OTHER EVENTS
          On November 16, 2005, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company, the Company’s subsidiaries and Citigroup Global Markets Inc. in connection with an underwritten public offering of $150 million principal amount of the Company’s 7.25% Senior Subordinated Notes due 2017 (the “Notes”). The offering is being made under the Company’s Registration Statement on Form S-3 (File No. 333-117036).
          The Notes are to be issued pursuant to the provisions of a supplemental indenture to be entered into among the Company, the Company’s subsidiaries and Wells Fargo Bank, National Association, as trustee (“Wells Fargo”), which will supplement a Subordinated Indenture between the Company and the Trustee (the “Base Indenture”). The closing of this offering is expected to occur on or about November 23, 2005.
          A copy of the Underwriting Agreement, form of Base Indenture and press release relating to the offering of the Notes are filed as Exhibits 1.1, 4.1 and 99.1 to this report and are incorporated herein by reference. The statement of eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1 (the “Form T-1”) of Wells Fargo is filed as Exhibit 25.1 to this report and is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(c)	Exhibits

1.1	Underwriting Agreement, dated as of November 16, 2005, among the Company, the Company’s subsidiaries and Citigroup Global Markets Inc.

4.1	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-3 (File No. 333-117036) filed with the Securities and Exchange Commission on June 30, 2004).

10.1	Second Amendment to Credit Agreement dated as of November 14, 2005 among the Company, Encore Operating, L.P., Bank of America, N.A., as administrative agent and L/C Issuer and the lenders party thereto.

5.1	Opinion of Baker Botts L.L.P.

25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of Wells Fargo Bank, National Association, as Trustee.

99.1	Press release, dated November 16, 2005, relating to the pricing of the Notes.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENCORE ACQUISITION COMPANY

Date: November 18, 2005	By:	/s/ Robert C. Reeves

Robert C. Reeves
Senior Vice President, Chief Accounting Officer and Controller